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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):           July 2, 2001
                                                 -------------------------------


                                   Accom, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                    0-26620                   94-3055907
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(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation)            File Number)              Identification No.)


1490 O'Brien Drive, Menlo Park, California                        94025
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       (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:         (650) 328-3818
                                                   -----------------------------


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         (Former name and former address, if changed since last report.)

     Item 5. Other Events

         A. On or about July 2, 2001, Accom, Inc. (the "Company") received from its lender, Provident Bank ("Provident"), notification that an event of default had occurred under the Company's revolving line of credit loan agreement with Provident as the result of a breach of a financial covenant and the occurrence of a material adverse event arising out of the Company's unanticipated adverse financial performance during the quarter ended June 30, 2001. As a consequence of such breach, Provident has declined to make further advances under the loan agreement. Pursuant to the terms of the line of credit agreement, the Company's recent cash collections have been applied to the payment of the loan balance with Provident and the loan has now been paid in full. The Company has obtained interim bridge loan funding, secured by certain assets of the Company, in the aggregate amount of $350,000 from an existing stockholder and existing convertible noteholder to cover its immediate cash needs. The Company is in discussions with other potential funding sources regarding obtaining another line of credit for the Company's on-going operations. The Company does not presently know whether or not such discussions will be successful. The Company has obtained a non-binding, preliminary proposal from a bank for a line of credit. The Company is in discussions with such bank but does not presently know whether or not it will be able to successfully put in place a line of credit with such bank. If the Company is unable to obtain additional funding, the Company will be unable to meet its current obligations.

         B. The Board of Directors has determined that it is in the best interests of the Company and its stockholders to File a Form 15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The purpose of Form 15 is to terminate the registration of the Company's common stock under the Exchange Act and to terminate the Company's duty to file reports under Sections 13 and 15 of the Exchange Act. The Company intends to file the Form 15 on July 11, 2001 or as soon thereafter as practicable.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ACCOM, INC.

                                   By: /s/ Junaid Sheikh
                                      ------------------------------------------
                                   Name: Junaid Sheikh
                                   Title:   Chief Executive Officer



     Date: July 11, 2001